[Letterhead of Blazzard, Grodd, & Hasenauer, P.C.]

Blazzard,  Grodd  &  Hasenauer,  P.C.
943  Post  Road  East
P.O. BOX 5108
Westport,  CT  06881-5108
(203)  226-7866

May 6, 1997


Board  of  Directors
Equitable  Life  Insurance  Company  of  Iowa
604  Locust  Street
Des  Moines,  Iowa    50309

RE:  Opinion  and Consent of  Counsel  -  Equitable  Life
     Insurance  Company  of  Iowa  Separate  Account  A

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 7 to a Registration Statement on Form N-4 for the Individual Flexible Purchase Payment Deferred Variable and Fixed Annuity Contracts (the "Contracts") issued by Equitable Life Insurance Company of Iowa and its separate account, Equitable Life Insurance Company of Iowa Separate Account A.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We  are  of  the  following  opinions:

     1. Equitable Life Insurance Company of Iowa Separate Account A is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

     2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or a copy thereof, as an exhibit to the Post-Effective Amendment No. 7 to the Registration Statement.

We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.


Sincerely,

BLAZZARD,  GRODD  &  HASENAUER,  P.C.


By:  /S/  LYNN STONE
    _____________________________________
          Lynn Stone